EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

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
                                                    Percentage                 Jurisdiction of
Subsidiaries                                         Owned                      Incorporation
------------                                        ----------                 ---------------

Synergy Bank                                         100%                       United States

Synergy Financial Services, Inc.                     100%                       New Jersey

Synergy Capital Investments, Inc.(1)                 100%                       New Jersey

_________
(1) Wholly-owned subsidiary of Synergy Bank.
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